UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,

Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 8.01 Other Events

FT Global Litigation

As previously disclosed, FT Global Capital, Inc. (“FT Global”), a former placement agent of Future FinTech Group Inc. (the “Company” or “Defendant”) filed a lawsuit against the Company in the Superior Court of Fulton County, Georgia in January 2021, relating to alleged breaches of an exclusive placement agent agreement between FT Global and the Company in July 2020. The Company timely removed the case to the United States District Court for the Northern District of Georgia (the “Court”) on February 9, 2021 based on diversity of jurisdiction. On April 11, 2024, the Court entered a judgment awarding FT Global $8,875,265.31 and on April 16, 2024, the Court issued an amended judgment, awarding FT Global $10,598,379.93, which includes $7,895,265.31 in damages, $1,723,114.62 in prejudgment interest, and $980,000.00 in attorney’s fees.  On May 9, 2024, the Company filed a post-trial motion to set aside the jury verdict and for a new trial and the Court denied the motion on March 3, 2025. The Company filed notice of appeal to appeal the judgement to the United States Court of Appeals for the Eleventh Circuit on April 2, 2025 and the Company will continue to vigorously defend the action against FT Global. FT Global has registered the Court’s judgment in the United States District Court for Southern District of New York (“NY Court”), where FT Global has brought a motion requiring the Company to turn over its stock in its subsidiary companies.  On August 28, 2024, NY Court granted FT Global’s motion for turnover of Defendant’s shares in Defendant’s wholly-owned subsidiaries as Defendant 1) failed to satisfy the $10.8 million judgment rendered in the Northern District of Georgia and registered in the Southern District of New York, and 2) is in possession of money and property in which it has an interest. The NY Court ordered Defendant shall turn over the shares, membership, or limited partnership interests in all of its subsidiaries, and the corporate seals of its China and Hong Kong-based subsidiaries, to the U.S. Marshal for auction or sale until the judgment is satisfied. Pursuant to the order issued by the United States District Court for the Southern District of New York on August 28, 2024, the United States Marshal for the Southern District of New York (“U.S. Marshal”) sold the securities of the subsidiaries of the Company other than those in Hong Kong and China in auction of: (i) all of the membership interests in Future Fintech Digital Capital Management LLC; (ii) all of the outstanding shares of FTFT UK Limited; (iii) the corporate seal of DigiPay FinTech Limited; (iv) the corporate seal of GlobalKey SharedMall Limited; (iv) all of the outstanding shares of Future Fintech Labs Inc.; and (v) all of the outstanding shares of Future Fintech Digital Number One GP, LLC (USA) to Alec Orudjiev, the general counsel of FT Global for $25,000 on December 18, 2024. On December 6, 2024, the Company agreed to sell all issued and outstanding shares of FTFT SuperComputing Inc. a wholly owned subsidiary of the Company (“FTFT SuperComputing”) to DDMM Capital LLC (the “Buyer”) for a purchase price that equals to: (i) the assumption of the obligations of FTFT SuperComputing totaling $973,072.24 and (ii)$1,000,000, which was paid to an account at Olshan Frome Wolosky LLP to satisfy, in part, the right of payment held by FT Global Capital, Inc. arising from the judgment entered in favor of FT Global and against the Company registered in the Southern District of New York and all matters pertaining to such litigation. The Company has appealed the turnover order of the NY Court for the auction of securities of the subsidiaries of the Company in Hong Kong and China to the United States Court of Appeals for the Second Circuit and is waiting for the final decision of the Court of Appeals. On February 6, 2025, FT Global filed a motion (“Motion”) in the NY Court, amended on February 12, 2025, seeking a turnover order for 39,825,939 (before 1 for 10 reverse stock split effected by the Company on April 1, 2025) unissued shares of the Company’s common stock for sale to satisfy the judgement. On April 30, 2025, the Company received order from the NY Court to turn over its unissued shares to U.S. Marshal for auction and the Company will continue to vigorously defend the action against FT Global and has filed notice of appeal to appeal the order of the NY Court to the United States Court of Appeals for the Second Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: May 6, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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